UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2014

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54648 (Commission File Number)	56-2646797 (I.R.S. Employer Identification No.)

6650 Via Austi Parkway, Suite 170 Las Vegas, NV 89119 (Address of principal executive offices) (zip code)

702-583-6715 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2014, Las Vegas Railway Express, Inc. (the “LVRE”), entered into an Assignment and Use Agreement (the “Agreement”) with Santa Fe Southern Railway, Inc., (the “SFSR”), with a term of 5 years pursuant to which the LVRE and SFSR agreed to certain terms and conditions which is existing on a Joint Use Agreement between the New Mexico Department of Transportation and the Santa Fe Southern Railway, Inc. (the “ JUA”) whereby SFSR grants LVRE exclusivity to manage and control all aspects of Excursion Services and special Event Services between Lamy and Santa Fe, New Mexico over tracks which are located at the SFSR’s Lamy Corridor between Santa Fe, New Mexico and Lamy, New Mexico Company. Under the terms and conditions of the Agreement LVRE shall pay for the cost of repairs of the tracks and equipment up to a sum equal to $250K. LVRE and SFSR have further agreed that they will enter into a Lease Agreement for certain equipment and also enter into a Service agreement to allow LVRE to operate certain equipment on existing tracks.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS RAILWAY EXPRESS, INC.

Date: April 30, 2014	By:	/s/ Michael Barron
Name: Michael Barron
Title: Chief Executive Officer